PRINCIPAL VARIABLE CONTRACTS FUNDS, INC.
                             SUB-ADVISORY AGREEMENT

     AGREEMENT executed as of the July 1, 1997, by and between PRINCOR MANAGEMENT CORPORATION, an Iowa Corporation (hereinafter called "the Manager") and INVISTA CAPITAL MANAGEMENT, INC. (hereinafter called "Invista").

                              W I T N E S S E T H:

     WHEREAS, the Manager is the manager and investment adviser to Principal Variable Contracts Fund, Inc., (the "Fund"), an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Manager desires to retain Invista to furnish portfolio selection and related research and statistical services in connection with the investment advisory services which the Manager has agreed to provide to the Fund, and Invista desires to furnish such services; and

     WHEREAS, The Manager has furnished Invista with copies properly certified or authenticated of each of the following:

     (a)          Management Agreement (the "Management Agreement") with the
                  Fund;

     (b) Copies of the registration statement of the Fund as filed pursuant to the federal securities laws of the United States, including all exhibits and amendments;

     NOW, THEREFORE, in consideration of the premises and the terms and conditions hereinafter set forth, it is agreed as follows:

     1.  Appointment of Invista

     In accordance with and subject to the Management Agreement, the Manager hereby appoints Invista to perform portfolio selection services described in
Section 2 below for investment and reinvestment of the securities and other assets of the Fund, subject to the control and direction of the Fund's Board of Directors, as well as to assume other obligations as specified in Section 2 below, for the period and on the terms hereinafter set forth. Invista accepts such appointment and agrees to furnish the services hereinafter set forth for the compensation herein provided. Invista shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized, have no authority to act for or represent the Fund or the Manager in any way or otherwise be deemed an agent of the Fund or the Manager.

     2.  Obligations of and Services to be Provided by Invista

     (a) Invista shall provide with respect to the Fund all services and obligations of the Manager described in Section 1, Investment Advisory Services, of the Management Agreement.

     (b) Invista shall use the same skill and care in providing services to the Fund as it uses in providing services to fiduciary accounts for which it has investment responsibility. Invista will conform with all applicable rules and regulations of the Securities and Exchange Commission.

     3.  Compensation

     As full compensation for all services rendered and obligations assumed by Invista hereunder with respect to the Fund, the Manager shall pay Invista within 10 days after the end of each calendar month, or as otherwise agreed, an amount representing Invista's actual cost of providing such services and assuming such obligations.

     4.  Duration and Termination of This Agreement

     This Agreement shall become effective on the latest of (i) the date of its execution, (ii) the date of its approval by a majority of the directors of the Fund, including approval by the vote of a majority of the directors of the Fund who are not interested persons of the Manager, Principal Mutual Life Insurance Company, Invista or the Fund cast in person at a meeting called for the purpose of voting on such approval and (iii) the date of its approval by a majority of the outstanding voting securities of the Fund. It shall continue in effect thereafter from year to year provided that the continuance is specifically approved at least annually either by the Board of Directors of the Fund or by a vote of a majority of the outstanding voting securities of the Fund and in either event by vote of a majority of the directors of the Fund who are not interested persons of the Manager, Principal Mutual Life Insurance Company, Invista or the Fund cast in person at a meeting called for the purpose of voting on such approval. This Agreement may, on sixty days written notice, be terminated at any time without the payment of any penalty, by the Board of Directors of the Fund, by vote of a majority of the outstanding voting securities of the Fund, Invista or by the Manager. This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this Section 4, the definitions contained in Section 2(a) of the Investment Company Act of 1940 (particularly the definitions of "interested person," "assignment" and "voting security") shall be applied.

     5.  Amendment of this Agreement

     No amendment of this Agreement shall be effective until approved by vote of the holders of a majority of the outstanding voting securities and by vote of a majority of the directors of the Fund who are not interested persons of the Manager, Invista, Principal Mutual Life Insurance Company or the Fund cast in person at a meeting called for the purpose of voting on such approval.

     6.  General Provisions

     (a) Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Iowa. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     (b) Any notice under this Agreement shall be in writing, addressed and delivered or mailed postage pre-paid to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other party, it is agreed that the address of Invista and of the Manager for this purpose shall be The Principal Financial Group, Des Moines, Iowa 50392-0200.

     (c) Invista agrees to notify the Manager of any change in Invista's officers and directors within a reasonable time after such change.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.

                          PRINCOR MANAGEMENT CORPORATION

                                      /s/ Stephan L. Jones
                          By __________________________________________
                                   Stephan L. Jones, President

                                   INVISTA CAPITAL MANAGEMENT, INC.

                                      /s/ C. R. Barnes
                          By __________________________________________
                                        C. R. Barnes, President


                              FIRST AMENDMENT TO THE
                     PRINCIPAL VARIABLE CONTRACTS FUND, INC.
                             SUB-ADVISORY AGREEMENT

The Sub-Advisory Agreement executed and entered into by and between Principal Management Corporation (formerly known as Princor Management Corporation), an Iowa corporation, and Invista Capital Management, Inc., an Iowa corporation, on the 1st day of July, 1997, is hereby amended to add certain series of the Corporation to the Agreement. Appendix A therefore now reads as follows:

                    PRINCIPAL VARIABLE CONTRACTS FUNDS, INC.
                       SUB-ADVISORY AGREEMENT - APPENDIX A

Invista Capital Management, Inc. serves as Sub-Advisor for:

                  Balanced Account
                  Capital Value Account
                  Government Securities Account
                  Growth Account
                  International Account
                  International SmallCap Account
                  MidCap Account
                  SmallCap Account
                  Utilities Account


Executed this 27th day of February, 1998


                                   Principal Management Corporation


                                             /s/ Stephan L. Jones
                                   by:_________________________________


                                   Invista Capital Management, Inc.


                                              /s/ C. R. Barnes
                                   by:_________________________________